EXCLUSIVE LICENSE AGREEMENT

THIS AGREEMENT (“Agreement”) effective July 3, 2013 (the “Effective Date”) is entered into by and between Luckycom, Inc., a Nevada corporation (“Luckycom”), and Luckycom Pharma Pte. Ltd., a Singapore company (“Pharma”). The parties, intending to be legally bound, agree as follows:

SECTION 1 – LICENSE

1.1 Definitions. For purposes of this Agreement:

(1) “Know-How Rights” shall mean all trade secret and other know-how rights in and to all data, information, compositions and other technology (including, but not limited to, formulae, procedures, protocols, techniques and results of experimentation and testing) in existence on the Effective Date controlled by Pharma or its affiliates or arising thereafter to the extent necessary or useful for Luckycom to make, have made, use, develop, sell, exploit or seek regulatory approval to market a composition, a diagnostic or service, or to practice any method or process, at any time claimed or disclosed in any issued License or pending License application within the License Rights or which otherwise relates to the Antimalarial Drugs Technology.

(2) “License Rights” shall mean (a) all Licenses and License applications in any country of the world that claim or cover the Technology to the extent Pharma or its affiliates heretofore or hereafter have an ownership or (sub)licensable interest therein, (b) all divisions, continuations, continuations-in-part, that claim priority to, or common priority with, the License applications described in clauses (a) and (b) above or the License applications that resulted in the Licenses described in clauses (a) and (b) above, and (c) all Licenses that have issued or in the future issue from any of the foregoing License applications, including utility, model and design Licenses and certificates of invention, together with any reissues, renewals, extensions, substitutes or additions thereto.

(3) “Pharma IP” shall mean the License Rights and the Know-How. (4) “Technology” shall mean compositions, devices, technology, data and information comprising, responsible for, resulting from or relating to use of the antimalarial medicine technologies held by Pharma, together with all improvements and enhancements thereto, all modifications and derivatives thereof, all products comprising any of the foregoing, and all methods of manufacture and uses of any of the foregoing.

1.2 Grant of Exclusive License. For the term of this Agreement, Pharma hereby grants to Luckycom an exclusive worldwide license to develop, manufacture, have manufactured, use, market, sell and import antimalarial medicines under the Pharma IP, including but not limited to the items of intellectual property detailed on Schedule 2 A hereto, and to use all trademarks and copyrights related to the Pharma IP in furtherance of such activities.

1.2 IP Development. All medical devices and all additional intellectual property pertaining to the treatment of Malaria, including all additional Licenses, applications, trademarks, copyrights, inventions, trade secrets, and know-how developed by Luckycom or Pharma during the term of this Agreement relating to or based in whole or in part on the Pharma IP shall be the sole and exclusive property of the developing party.

1.3 Consideration. In consideration for the licenses granted hereunder, Luckycom shall issue to Pharma 500,000 shares of Luckycom common stock.

SECTION 2 – ASSET PURCHASE OPTION AND RIGHT OF FIRST REFUSAL

2.1 Asset Purchase Option. At any time until the expiration of the licensing term of this Agreement, Luckycom shall have the exclusive option to purchase all of the Pharma IP for a purchase price equal to 9,000,000 shares of common stock.

Within thirty (30) days of Luckycom’s written notice to Pharma that it elects to exercise the purchase option, the purchase shall be concluded by execution of a formal Asset Purchase Agreement containing customary representations and warranties, together with any and all ancillary documentation necessary to affect the sale.

SECTION 3 – REPRESENTATIONS AND WARRANTIES OF PHARMA

Pharma hereby represents and warrants to Luckycom as follows:

3.1 Organization. Pharma (i) is duly organized, validly existing and in good standing (or its equivalent) under the laws of Singapore, (ii) has all licenses, permits, authorizations and other consents necessary to own, lease and operate its properties and assets and to carry on its business as it is now being conducted and (iii) has all requisite corporate or other applicable power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted and presently proposed to be conducted. Pharma is duly qualified or authorized to conduct business and is in good standing (or its equivalent) as a foreign corporation or other entity in all jurisdictions in which the ownership or use of its assets or nature of the business conducted by it makes such qualification or authorization necessary.

3.2 Authorization; Validity of Agreement. Pharma has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Pharma of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Pharma and no other action on the part of Pharma or any of its stockholders or subsidiaries is necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and 3 delivered by Pharma and is a valid and binding obligation of Pharma, enforceable against Pharma in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

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3.3 Consents and Approvals; No Violations. Neither the execution, delivery or performance of this Agreement by Pharma nor the consummation of the transactions contemplated hereby will (i) violate any provision of its certificate of incorporation or by-laws; (ii) violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, require the consent of or result in the creation of any encumbrance upon any of the properties of Pharma or any of its subsidiaries under any material note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument to which Pharma or any its subsidiaries or any of their respective properties may be bound; (iii) require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any governmental entity by or with respect to Pharma or any of its subsidiaries; or (iv) violate any order, writ, judgment, injunction, decree, law, statute, rule or regulation applicable to Pharma or any of its subsidiaries or any of their respective properties or assets.

3.4 The consent of, or the delivery of notice to or filing with, any party to a material contract is not required for the execution and delivery by Pharma of this Agreement or the consummation of the transactions contemplated under the Agreement.

3.5 Licenses and Other Intangible Assets. Pharma (i) owns, free and clear of all liens, all Licenses, trademarks, copyrights, inventions, trade secrets, and know-how related to or comprising the Pharma IP, (ii) has not sold or granted to any third party any rights in the Pharma IP, and (iii) has the right to use such intellectual property without infringing upon or otherwise acting adversely to the right of any person under or with respect to any of the foregoing. All of the Pharma IP can and will be licensed by Pharma to Luckycom upon the terms of this Agreement without the consent of any Person other than Luckycom.

3.6 Shares To Be Issued To Pharma. With respect to the shares of common stock to be issued to Pharma as consideration hereunder (the “Shares”), Pharma represents and warrants to Luckycom the following:

(a) Pharma acknowledges that an investment in the Shares involves a high degree of risk in that Luckycom does not currently generate revenue and may require substantial funds to pursue its business plan;

(b) Pharma recognizes that an investment in the shares is highly speculative and only investors who can afford the loss of their entire investment should consider investing in Luckycom and the Shares;

(c) Pharma and its officers and directors have such knowledge and experience in finance, securities, investments, including investment in unregistered 4 securities, and other business matters so as to be able to protect its interests in connection with this transaction;

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(d) Pharma is an "Accredited Investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended;

(e) Pharma acknowledges that no market for the Shares presently exists and accordingly Pharma may not be able to liquidate its investment;

(f) Pharma acknowledges that the Shares are subject to significant restrictions on transfer as imposed by state and federal securities laws;

(g) Pharma hereby acknowledges (i) that this offering of Shares has not been reviewed by the United States Securities and Exchange Commission ("SEC") or by the securities regulator of any state; (ii) that the Shares are being issued by Luckycom pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933; and (iii) that the certificate evidencing the Shares received by Pharma will bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER AND THAT SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THERE UNDER.

(h) Pharma is acquiring the Shares as principal for Pharma’s own benefit;

(i) Pharma is not aware of any advertisement of the Shares or any general solicitation in connection with any offering of the Shares;

(j) Pharma acknowledges and agrees that Luckycom has previously made available to Pharma the opportunity to ask questions of and to receive answers from representatives of Luckycom concerning Luckycom and the Shares, as well as to conduct whatever due diligence Pharma, in its discretion, deems advisable.

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SECTION 4 – REPRESENTATIONS AND WARRANTIES OF LUCKYCOM

Luckycom hereby represents and warrant to Pharma as follows:

4.1 Organization. LUCKYCOM (i) is duly organized, validly existing and in good standing (or its equivalent) under the laws of the State of Nevada, (ii) has all licenses, permits, authorizations and other consents necessary to own, lease and operate its properties and assets and to carry on its business as it is now being conducted and (iii) has all requisite corporate or other applicable power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted and presently proposed to be conducted. Luckycom is duly qualified or authorized to conduct business and is in good standing (or its equivalent) as a foreign corporation or other entity in all jurisdictions in which the ownership or use of its assets or nature of the business conducted by it makes such qualification or authorization necessary.

4.2 Authorization; Validity of Agreement. Luckycom has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Luckycom of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Luckycom and no other action on the part of Luckycom or any of its stockholders or subsidiaries is necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Luckycom and is a valid and binding obligation of Luckycom, enforceable against Luckycom in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

4.3 Shares To Be Issued To Pharma. With respect to the shares of common stock to be issued to Pharma as consideration hereunder (the “Shares”), Luckycom represents and warrants to Pharma that, upon issue, the Shares will be duly and validly issued, fully paid and non-assessable common stock in the capital of Luckycom.

4.4 Fairness Opinion. Pharma and Luckycom represents that the Parties do not require a fairness opinion to execute this Agreement or transfer the License.

SECTION 5 – TERM AND TERMINATION

5.1 This Agreement shall expire 2 years from its date of execution unless extended or sooner terminated in accordance with the provision of this section.

5.2 Either party may terminate this Agreement on the anniversary date by giving the other party sixty (60) days prior written notice of its election to terminate.

5.3 No rights or obligations survive termination of this Agreement.

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SECTION 6 – MISCELLANEOUS

6.1 Amendments. Subject to applicable law, this Agreement may be amended or modified by the parties hereto only by written agreement executed by each party to be bound thereby and delivered by duly authorized officers of the parties hereto.

6.2 Entire Agreement. This Agreement and the exhibits attached hereto or referred to herein constitute the entire agreement of the parties hereto, and supersede all prior agreements and undertakings, both written and oral, among the parties hereto, with respect to the subject matter hereof and thereof.

6.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to amend or modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

6.4 Successors and Assigns; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the parties hereto without the prior written approval of all parties.

6.5 No Third Party Beneficiaries. Nothing herein expressed or implied shall be construed to give any person other than the parties hereto (and their successors and assigns as permitted herein) any legal or equitable rights hereunder.

6.6 Counterparts; Delivery by Facsimile. This Agreement may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement. This Agreement and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by electronic mail, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

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6.7 Governing Law. This Agreement and the agreements, instruments and documents contemplated hereby shall be governed by and construed and enforced in accordance with the laws of the State of Nevada without regard to its conflicts of law principles.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above.

LUCKYCOM, INC.

By: /s/ Kingrich Lee

Name: Kingrich Lee

Title: President & CEO

LUCKVCOM PHARMA PTE. LTD.

By: /s/ Kingrich Lee

Name: Kingrich Lee

Title: President & CEO

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Schedule A -Pharma IP

The Pharma IP shall include of all of Pharma' s right title and interest in and to the intellectual property rights set forth herein below, as they relate to: (a) the Licenses, License applications, and any inventions set forth below (collectively, the "Licenses"); (b) all rights to apply in any or all countries of the world for Licenses or governmental grants in such Licenses; (c) any and all applications filed and any and all Licenses, certificates of inventions or other governmental grants granted on said Licenses in the United States or any other country, including each and every application filed and each and every License granted on any applications which is a division, substitution or continuation of any of said applications; (d) each and every reissue or extension of any of such Licenses; (e) each any every License claim resulting from a reexamination certificate for any and all such Licenses; and (f) any and all rights to sue for and recover damages for any past, present or future violation, misappropriation or infringement of the Licenses.

Antimalarial Drugs IP from LUCKYCOM Pharma Pte. Ltd, Singapore

Drug License Name	Ingredients	Drug License No.
COSUNATE	Artesunate+Amodiaquine Hydrochloride Kit Tablets	KD-1995-A
SUNITA	Artesunate+Sulfodoxine and Pyrimethamine Kit Tablets	KD-1995-A
LUCKY-SP	Sulfadoxine and Pyrimethamine Tablet & suspension	KD-1995-A
LCQUlN	Quinine tablet	KD-1995-A
LCQUlN	Quinine Dihydrocholoride Injection	KD-2292-A
BETER	Artemether injection	KD-2292-A
LCOI-AX6	A compound Antimalarial drugs	Under Development
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